1 Fourth Quarter 2023 Shareholder Letter Mountain View Village, Utah

“2023 was a year of milestones at Shake Shack. We surpassed 500 global units, grew system-wide sales by over 20% to approximately $1.7b, expanded Shack-level operating profit margin1 by 240 bps year-over-year to nearly 20%, leveraged G&A, excluding one-time adjustments, by 110 bps, and grew Adjusted EBITDA by over 80% to $131.8m. We ended the year on a high note, with positive traffic in the fourth quarter through the success of our sales-driving strategies and continued margin expansion. Our leadership teams are energized and excited as we embark on our 2024 Strategic Priorities and target another year of strong growth and margin expansion,” said Chief Executive Officer, Randy Garutti. “We delivered a very strong year of profitable growth at Shake Shack as we executed against our 2023 Strategic Priorities. In many ways, we feel that we are just getting started. In 2024, we plan to improve the overall guest experience, drive sales, lower the total cost to serve, further optimize labor, show improvement in how we build and open our Shacks, and make the critical investments in our teams. These strategies will help us deliver on our goals for Total revenue growth, positive traffic, disciplined unit growth, continued four wall improvements, and further improvements in our profitability as we target growing FY2024 Adjusted EBITDA by 21% to 29% year-over-year to $160m - $170m,” said Chief Financial Officer, Katie Fogertey. Q 4 2 0 2 3 H I G H L I G H T S System-wide Sales $442.1m 21.4% growth year-over-year, led by 24 NSOs system-wide. Same-Shack Sales (SSS) Growth +2.8% led by positive traffic across in-Shack and digital, which accelerated in the quarter, driven by our strategic sales- driving initiatives. Shack-level Operating Profit Margin1 19.8% 80 bps higher versus last year, driven by strong flow-through on sales and continued success of our Strategic Priorities. 2 B U S I N E S S O V E R V I E W 1. Shack-level operating profit, Shack-level operating profit margin, Adjusted EBITDA and Adjusted pro forma net income (loss) are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. FOURTH QUARTER 2023 HIGHLIGHTS: • Total revenue grew 20.0% year-over-year to $286.2m. • Shack sales grew 19.9% year-over-year to $275.8m. • Licensing revenue grew 21.7% year-over-year to $10.5m. • System-wide sales grew 21.4% year-over-year to $442.1m. • Average weekly sales (AWS) was flat year-over-year at $76k. • Same-Shack sales (SSS) grew 2.8% year-over-year. • Operating loss of $1.3m versus operating loss of $6.3m last year. • Shack-level operating profit margin1 of 19.8% of Shack sales, 80 bps improvement year-over-year. • Net income of $6.8m versus net loss of $8.1m last year. • Adjusted EBITDA1 of $31.4m, up 60.6% year-over-year. • Net income attributable to Shake Shack Inc. of $6.8m, or earnings of $0.15 per diluted share. • Adjusted pro forma net income1 of $1.0m, or earnings of $0.02 per fully exchanged and diluted share. • Opened 15 new domestic Company-operated Shacks, including nine drive-thrus. Opened nine new licensed Shacks, including locations in Mexico and Thailand.

10.9% 12.5% 11.7% 12.6% 11.5% 11.3% 12.5% 11.8% 13.3% 11.9% FY19 FY20 FY21 FY22 FY23 Series2 Series1 $595M $523M $740M $900M $1.09B FY19 FY20 FY21 FY22 FY23 275 311 369 436 518 FY19 FY20 FY21 FY22 FY23 $895M $779M $1.12B $1.38B $1.70B FY19 FY20 FY21 FY22 FY23 1. We have reclassified certain marketing expenses from Other operating expenses to G&A expenses for the thirteen weeks and fifty-two weeks ended December 27, 2023. The prior periods have been updated to conform with the current year presentation. The reclassification does not have a material impact on our results. 2. Shack-level operating profit, Shack-level operating profit margin, and Adjusted EBITDA are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. The Company revised its definition of Adjusted EBITDA to exclude deferred lease costs and executive transition costs as adjustments to the measure. Previously reported periods have been revised to conform to the current period presentation. Total Revenue Adjusted EBITDA2 G&A1 as a % of Total Revenue System-wide Shack Count System-wide Sales F Y 2 0 2 3 H I G H L I G H T S V E R S U S 2 0 2 2 , G R E W R E V E N U E > 2 0% , 2 4 0 B P S E X P A N S I O N I N S H A C K - L E V E L O P E R A T I N G P R O F I T M A R G I N , G R E W A D J . E B I T D A > 8 0% 3 Total revenue grew 20.8% year-over-year. System-wide sales grew 23.5% year-over-year. G&A, excluding one-time adjustments, as a % of Total Revenue decreased 110 bps year-over-year. System-wide unit count grew 18.8% year-over-year, including versus FY22: • 41 new domestic Company-operated Shack openings. • 44 new licensed Shack openings. $79M $22M $56M $73M $132M FY19 FY20 FY21 FY22 FY23 Adjusted EBITDA grew 81.3% year-over-year to 12.1% of Total revenue, a marked improvement versus 8.1% of Total revenue in FY22. $129M $72M $120M $152M $208M 22.5% 14.3% 16.8% 17.5% 19.9% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% $10 $60 $110 $160 $210 $260 FY19 FY20 FY21 FY22 FY23 Shack-level Operating Profit1,2 % label indicates Shack-level operating profit margin. Shack-level operating profit grew 36.8% year-over-year. G&A, as reported G&A, excluding one-time expenses

Recruit, Reward & Retain a Winning Team We prioritize our people, with continued investments in wages, recruitment, and retention to optimize our business. 2023 ACHIEVEMENTS Focus on the Guest Experience Create crave-able experiences through operational, digital, and culinary excellence. Targeted Development Strategy A balanced portfolio of formats, including drive-thrus, allows us to maximize our potential in each market. Improve Shack-level Operating Profit Margins We are improving Shack profitability by driving sales, optimizing labor, improving off-premise profitability, tactical menu pricing, and supply chain initiatives. Invest with Discipline for Strong Returns We focus our development, digital and other investments on growth opportunities with strong return potential. • Expanded average operating hours per Shack, up +MSD% year-over-year. • Increased applicant flow by over 20% compared to last year along with improved retention. • Improved hourly turnover by over 30% year-over-year. • Fully rolled out kiosks to virtually all our domestic Shacks by 3Q23, a full quarter ahead of plan. • Had an innovative year with the launch of the Veggie Shack and tests of mini shakes and sundaes. • From the highly successful White Truffle menu and Spicy Fries to the return of Maker’s Mark™ Bourbon Bacon Burger, 2023 LTOs highlighted our focus on the guest experience. • Opened 15 domestic Company-operated Shacks, including nine drive-thrus, and nine licensed Shacks in 4Q23. • Opened 41 domestic Company-operated Shacks, including 18 drive-thrus, and 44 licensed Shacks in FY23, pulling forward planned 2024 openings. • Plan to open approximately 80 Shacks system-wide in FY2024, approximately 40 Company-operated and approximately 40 licensed Shacks. • Improved 2023 Shack-level Operating Profit Margin by 240 bps year-over-year, from 17.5% to 19.9%, with improvements across every Shack-level operating expense line item in 2023. • Executed against a broader scope of opportunities in COGS, labor and training, and other areas to further build sales and improve margins. • Grew Adjusted EBITDA over 80% in 2023 to $131.8m. • Expanded Adjusted EBITDA margin 400 bps year-over-year in FY23. • Leveraged G&A, excluding one-time adjustments, as a % of Total Revenue 110 bps year-over-year in FY23. • Continuing to target 30%+ cash-on-cash returns in-line with long-term targets. 4

5 TO O U R S H A R E H O L D E R S Strong execution against our Strategic Priorities drove meaningful improvement in our business in 2023. We opened 85 restaurants across the globe, grew system-wide sales by over 20% to approximately $1.7b, expanded Shack-level operating profit margin by 240 bps year-over-year to 19.9%, leveraged G&A1, excluding one-time adjustments, as a % of Total revenue by 110 bps, and grew Adjusted EBITDA by over 80% to $131.8m. We ended the year on a high note, driving positive traffic while continuing to expand Shack-level operating profit margin and Adjusted EBITDA margins in the fourth quarter. We are planning for another year of profitable growth in 2024 and are focused on the right areas to ensure the long-term success of our business. Our five 2024 Strategic Priorities are as follows: • Deliver a consistent guest experience across all channels with a focus on throughput and speed of service. • Grow sales and strengthen our brand presence, with the goal of increasing brand awareness, frequency, and driving traffic. • Make Shake Shack more profitable, with targets and plans to further expand our Shack-level operating profit margin and continue to show leverage on G&A. • Improve how we build and open our Shacks, focus on decreasing net investment costs and pre- opening costs per Shack by at least 10% with further improvement beyond. • Develop and reward high performing teams, our teams are at the center of all we do, and we will continue to invest in them. FY2023 was a very successful year, and we target driving continued improvements and strong results in FY2024 with guidance to grow versus last year Total revenue by low to mid-teens percent and same-Shack sales by low single-digit percent, as well as show continued margin expansion. We are materially increasing advertising spending to further drive sales and brand awareness while still taking a disciplined approach to overall G&A expense. We plan to continue to build back our profitability with our operational improvement plans, and we expect to show meaningful reductions in net build costs and pre-opening expenses versus last year. In FY2024, we expect to grow Total revenue by 11% – 15% year-over-year to ~$1.21b – $1.25b, expand Shack-level operating profit margin to 20% - 21%, grow Adjusted EBITDA by 21% - 29% year-over-year to $160m – $170m, and open ~80 new Shacks, ~40 domestic Company-operated and ~40 licensed. We expect to end FY2024 with nearly 600 Shacks system-wide, more than double our footprint five years ago. February 15, 2024 Riverdale Road, Utah 1. We have reclassified certain marketing expenses from Other operating expenses to G&A expenses for the thirteen weeks and fifty-two weeks ended December 27, 2023.

AWS AND SAME-SHACK SALES[1] (SSS)

AWS GROWTH LED BY MENU PRICING AND POSITIVE TRAFFIC

Fourth quarter AWS was $76k, with growth led by price, positive traffic, and strong Shack openings. Our strong sales performance was led by our marketing initiatives, which drove accelerating traffic within the quarter across both In-Shack and digital channels.

Q4 2023 AWS $76K



$76K
$73K
$77K
$74K
$74K
$75K
$78K
$71K
Total YoY Shack Sales Growth
17%
24%
17%
21%
23%
19%
19%
14%
Fourth Quarter 2022
First Quarter 2023
Second Quarter 2023
Third Quarter 2023
Fiscal October 2023
Fiscal November 2023
Fiscal December 2023
Fiscal January 2024

January AWS declined slightly year-over-year to $71k, and SSS was flat as we experienced weather headwinds and lapped a very strong 17% SSS from the prior year. Shack sales were up 14% year-over-year in January. We saw headwinds especially in the middle of the month driven by weather, which impacted all of our regions. Outside of a few impacted weeks in January, we saw trends consistent with the strength we drove in the fourth quarter of 2023, and our trends have improved in February as weather headwinds lessened.

Same-Shack sales grew 2.8% year-over-year in 4Q23 led by positive traffic and price/mix. In-Shack and digital channels both saw positive traffic that accelerated each month of the quarter led by the strength of our marketing initiatives. Overall SSS accelerated quarter-over-quarter despite less price sequentially. We rolled off ~7% price from October 2022 and replaced it with only ~1%. We exited the fourth quarter with price of ~3.5% compared to 3Q's +HSD levels.

- **Traffic grew 1.4%, with sequential improvement seen throughout the quarter.** Traffic levels improved since 3Q in our digital channels driven by our marketing initiatives. In-Shack traffic improved throughout the quarter to levels consistent with what we realized in 3Q.
- **Price/mix grew 1.4%.** Menu price was up +MSD, as we replaced the October 2022 price increase with only ~1% early in 4Q. We saw improvement in our attach rates since 3Q aided by enhancements to our kiosk offering and increasing marketing investments in our Shacks.

4Q23 SSS[1] UP 2.8%, LED BY POSITIVE TRAFFIC ACROSS BOTH DIGITAL AND IN-SHACK CHANNELS



Fourth Quarter 2022
First Quarter 2023
Second Quarter 2023
Third Quarter 2023
Fourth Quarter 2023
6%
5%
(1%)
10%
6%
5%
4%
3%
(1%)
7%
2%
(4%)
2.8%
1.4%
1.4%
Total SSS %
Traffic %
Price/Mix %

SSS[1] BY REGION VERSUS PRIOR YEAR

All regions outside of NYC and the West, where we faced continued in-fill pressures, had positive SSS in the quarter.



Fourth Quarter 2022
First Quarter 2023
Second Quarter 2023
Third Quarter 2023
Fourth Quarter 2023
13%
7%
4%
1%
1%
7%
6%
2%
(1%)
(1%)
NYC (incl. Manhattan)
South
West
Northeast
Midwest

1. Same-Shack sales, or "SSS", and same-Shack sales growth are key metrics. As a reminder, SSS excludes the impact of closures that are two consecutive days or more, but one day closures and the impact of operating with fewer hours are not excluded.

6

LICENSED BUSINESS GROWTH

Our licensed business remains a strong growth opportunity. We grew Licensing revenue by 21.7% year-over-year to $10.5m. Licensing sales[1] grew by 24.1% to $166.4m as we executed well across our regions, in particular domestic airports and roadways, and opened 44 new licensed Shacks this year. FX was a negligible headwind to our sales in the quarter.

In the fourth quarter, we opened nine new Shacks with our licensed partners, including our first airport and drive-thru Shacks in Mexico. We ended 2023 with 223 licensed Shacks across 17 different countries, up 23% from prior year. We continue to see opportunities across the globe and expect to open Shacks in new and existing markets in 2024.

Despite overall strength in the fourth quarter, the macroeconomic and geopolitical headwinds we saw emerge in the Middle East and China during the third quarter accelerated into the fourth quarter and 2024 year-to-date. Together, these two markets represented approximately 40% of our licensed units as of the end of fiscal 2023, and we expect these pressures to continue in 2024.

As we look to 2024, we are balancing the positive long-term outlook for our international licensed business with these short-term headwinds. We are assuming more measured organic growth as well as a very back-half weighted opening schedule. Of the approximate 40 openings this year, we expect over 80% of openings to be in the second half of the year including nearly 50% of openings in the fourth quarter.

WE GREW LICENSING SALES 24% VERSUS LAST YEAR

	4Q22	1Q23	2Q23	3Q23	4Q23
Licensing Sales	$134.1M	$150.5M	$164.5M	$173.9M	$166.4M
YoY Licensing Sales Growth	13%	33%	28%	30%	24%
NSOs	13	7	13	15	9


Cornmarket Street, United Kingdom


SHAKE SHACK
Guadalajara Airport, Mexico


SHAKE SHACK
Puebla, Mexico

Fiscal October 2023
- Angelópolis, Puebla, Mexico
- Guadalajara Airport, Guadalajara, Mexico
- Haikou, Hainan, China
- Mokdong, Seoul, Korea

Fiscal November 2023
- Joy City, Tianjin, China

Fiscal December 2023
- Queretaro Drive–thru, Queretaro, Mexico
- EmSphere, Bangkok, Thailand
- Sentosa, Singapore
- Cornmarket Street, Oxford, United Kingdom

Fiscal January 2024
- Nanjing IFC, Nanjing, China
- Yeouido, Seoul, Korea

1. Licensing sales is an operating measure and consists of sales from domestic licensed Shacks and international licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from domestic and international licensed Shacks, as well as certain up-front fees, such as territory fees and opening fees.

7

8 S H A C K - L E V E L O P E R A T I N G P R O F I T Fourth quarter Shack-level operating profit1,2 grew 25.0% year-over-year to $55m, and Shack-level operating profit margin grew to 19.8% of Shack sales, 80 bps higher than last year. A key pillar of our 2023 Strategic Priorities was improving profitability in our Shacks. The strategic initiatives we rolled out this past year, including driving sales to our own channels, optimizing labor, and expense management, helped us achieve this goal in the fourth quarter. Shack-level costs in the fourth quarter (covered in more detail on the following pages) are as follows: • Food and paper costs were 29.1% of Shack sales. • Labor and related expenses were 28.5% of Shack sales. • Other operating expenses were 14.9% of Shack sales. • Occupancy and related expenses were 7.7% of Shack sales. We plan to expand the scope and reach of our profitability improvement initiatives, including supply chain savings, continued improvements in labor and staffing, progress on kiosk strategy rollouts, and additional strategies to build on throughput and flow- through gains, which we expect will help us continue to grow margins in 2024. Additionally, we are working with consultants to augment our teams’ existing work in progress to reduce the total ‘cost to serve’ our guests. 1. Shack-level operating profit and Shack-level operating profit margin are non-GAAP measures. A reconciliation to the most directly comparable financial measure presented in accordance with GAAP is set forth in the financial details section of this Shareholder Letter. 2. We have reclassified certain marketing expenses from Other operating expenses to G&A expenses for the thirteen weeks and fifty-two weeks ended December 27, 2023. The prior periods have been updated to conform with the current year presentation. The reclassification does not have a material impact on our results. $44M $45M $55M $54M $55M 4Q22 1Q23 2Q23 3Q23 4Q23 Shack-level Operating Profit1,2 ($) 19.0% 18.3% 21.0% 20.4% 19.8% 4Q22 1Q23 2Q23 3Q23 4Q23 Shack-level Operating Profit Margin1,2 (%) Shack-level operating profit grew 25.0% year-over-year. Shack-level operating profit margin expanded 80 bps year-over-year.

SHACK-LEVEL OPERATING PROFIT FOOD & PAPER COSTS

Food and paper costs were 29.1% of Shack sales in the fourth quarter, down 40 bps year-over-year.
Food and paper costs rose mid single-digits year-over-year against mid single-digit year-over-year menu price. Beef prices rose mid-teens year-over-year, while fry costs rose by high single-digits year-over-year.

Paper and packaging costs decreased low single-digits year-over-year, and we expect this trend to continue into 1Q24. We are using less paper and packaging as we welcome more guests into our Shacks and with new standards around to-go packaging. Based on our identification of further savings within paper and packaging, we expect costs to decrease mid single-digits to low-single digits year-over-year in 2024.

COGS as a % of Shack Sales


29.5%
29.4%
29.0%
29.1%
29.1%
4Q22
1Q23
2Q23
3Q23
4Q23

We identified opportunities in our supply chain to help offset underlying inflationary pressures in 2024.
We expect to continue to face underlying inflationary pressures in 2024 in our food and paper costs. Beef markets remain uncertain and inflationary, and we expect continued cost pressures in fries and other key inputs. However, we are targeting to offset these pressures through various supply chain strategies, including bringing on more suppliers and optimizing freight. Our teams, in conjunction with third party consultants, continue to work to identify additional supply chain savings.

Food and Paper Inflationary Pressures

Commodities	Basket Range	4Q2023 YoY Actual Inflation	FY2023 YoY Actual Inflation	1Q2024 YoY Inflation Outlook*	FY2024 YoY Inflation Outlook*
Beef	~ 25% to 30%[2]	+ Mid-Teens %	+ MSD %	+ LDD %	+ MSD % to + HSD %
Total Food[1]	~ 90%[3]	+ MSD %	+ MSD %	+ LSD %	Flat % to + LSD %
Paper and Packaging	~ 10%[4]	- LSD %	+ LSD %	- LSD %	- MSD % to - LSD %
Blended Food & Paper	**100%**	**+ MSD %**	**+ MSD %**	**+ LSD %**	**Flat % to + LSD %**

*Our basket can change due to product and sales channel mix. Additionally, we do not contract many components of our basket, and those that we do have different contracted periods throughout the year. We are providing our current expectations for our basket; however, the blended weight and the individual components are subject to change for a variety of reasons.


SHAKE SHACK
Culver City, California

1. Total Food includes food and beverage.
2. Beef basket range calculated as a % of Total Food.
3. Total Food basket range calculated as a % of Total Blended Food & Paper.
4. Paper & Packaging basket range calculated as a % of Total Blended Food & Paper.

9

SHACK-LEVEL OPERATING PROFIT LABOR, OTHER OPEX & OCCUPANCY

Labor and related expenses ("Labor") were 28.5% of Shack sales in the fourth quarter, down 40 bps year-over-year. During the fourth quarter, we continued our operational improvement plan, with strategies including dynamic labor forecasting and scheduling to drive efficiencies in labor. We expect low single-digit wage inflation for 2024 as we make continued investments in our team members.

Labor as a % of Shack Sales



28.9%
30.4%
28.7%
28.8%
28.5%
4Q22
1Q23
2Q23
3Q23
4Q23

Other Opex as a % of Shack Sales[1]



14.6%
14.3%
13.8%
14.1%
14.9%
4Q22
1Q23
2Q23
3Q23
4Q23

Other operating expenses ("Other opex") were 14.9% of Shack sales in the fourth quarter, up 30 bps year-over-year. The increase was driven by increased repairs & maintenance, delivery commissions with an increase in our delivery sales mix, and utilities. We also increased our investments in localized marketing quarter-over-quarter as part of our broader strategy to drive sales and awareness.

Occupancy and related expenses ("Occupancy") were 7.7% of Shack sales in the fourth quarter, down 20 bps year-over-year.

Occupancy as a % of Shack Sales



7.9%
7.6%
7.6%
7.7%
7.7%
4Q22
1Q23
2Q23
3Q23
4Q23



1. We have reclassified certain marketing expenses from Other operating expenses to G&A expenses for the thirteen weeks and fifty-two weeks ended December 27, 2023. The prior periods have been updated to conform with the current year presentation. The reclassification does not have a material impact on our results.

10

ADDITIONAL EXPENSES & ADJUSTED EBITDA

G&A Expenses[1,2]


$36M
$32M
$31M
$32M
$31M
$35M
excl. prof. fees
$30M
excl. legal & prof. fees
$30M
excl. prof. fees
$31M
excl. severance
4Q22
1Q23
2Q23
3Q23
4Q23

1. FY22 G&A excludes $6.7m of legal expense in FY22; including the legal expense FY22 G&A expense was $120.0m. 1Q23 G&A excludes $1.6m of legal expense and professional fees. 2Q23 excludes $1.7m of professional fees. 3Q23 excludes severance of $0.2m. 4Q23 excludes $0.9m of professional fees, legal expense and executive transition cost.

Fourth quarter General and administrative ("G&A") expenses were $35.8m, or $34.9m excluding $0.9m related to one-time adjustments. G&A, excluding one-time adjustments, was 12.2% of Total revenue in the quarter, 130 bps lower than last year. We increased investments across the Company to support our growth and to drive sales in our Shacks.

Depreciation and Amortization Expense


$19M
$21M
$22M
$23M
$25M
4Q22
1Q23
2Q23
3Q23
4Q23

Depreciation and amortization expense increased to $24.5m as we opened more Shacks. Our Depreciation and amortization expense increases as we place development and other IT assets into service.

Pre-opening Costs


$6M
$4M
$6M
$5M
$5M
4Q22
1Q23
2Q23
3Q23
4Q23

Pre-opening costs of $5.1m declined 20.8% year-over-year, largely driven by timing as we opened 15 new Shacks in the quarter compared to 22 in 4Q22. We continue to target lowering our annual pre-opening expense per Shack by at least 10% from 2023 levels.

Adjusted EBITDA grew 60.6% year-over-year to $31.4m, or 11.0% of Total revenue. EBITDA adjustments for 4Q23 totaled $6.0m, consisting of (i) equity-based compensation of $3.7m, (ii) non-recurring professional fees of $1.1m, (iii) impairments & disposals of $0.9m, (iv) amortization of software implementation costs of $0.5m, and (v) CEO transition cost of $0.2m; offset by (vi) legal settlements of ($0.4m)

Adjusted EBITDA[3]


$20M
$28M
$37M
$36M
$31M
4Q22
1Q23
2Q23
3Q23
4Q23

2. We have reclassified certain marketing expenses from Other operating expenses to G&A expenses for the thirteen weeks and fifty-two weeks ended December 27, 2023. The prior periods have been updated to conform with the current year presentation. The reclassification does not have a material impact on our results.
3. Adjusted EBITDA is a non-GAAP measure. A reconciliation to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. The Company revised its definition of Adjusted EBITDA to exclude deferred lease costs and executive transition costs as adjustments to the measure. Previously reported periods have been revised to conform to the current period presentation.

11

12 2024 S TR ATEGIC P RIORIT IE S Deliver a Consistent Guest Experience Consistency, speed of service, and standardization of the guest experience across all channels is paramount to hospitality in 2024. Grow Sales and Strengthen our Brand Awareness Driving traffic through increased marketing, culinary initiatives and scaling our brand awareness. Make Shake Shack Even More Profitable in 2024 We are working to improve Shack profitability by driving sales, optimizing labor, off-premise profitability, tactical menu pricing, and supply chain initiatives. We plan to target further leverage in G&A while still making targeted investments in advertising. Improve How We Build and Open Shacks Focus on accelerating development pipelines and bringing down our elevated build and pre-opening costs. Develop and Reward High Performing Teams Our teams are at the center of all we do, and we will continue to invest in them.

2024 SHACK-LEVEL OPERATING PROFIT EXPANSION DRIVERS

We expanded 2023 Shack-level operating profit margin by 240 bps year-over-year to 19.9%[1]. As part of our 2024 Strategic Priorities, we plan to continue to expand profit margin through various sales driving and expense management initiatives.

Increase Throughput and Drive Sales to our Channels

- We tested further kiosk enhancements in the fourth quarter including customization on orders. Early results are promising as we are seeing increased trade up into our premium offerings and an increase in items per check. We expect to make further advancements to kiosks through the rest of 2024.
- We are committed to increasing advertising and other sales-driving investments in 2024 to drive traffic across all channels with a primary focus within our own channels.

Enhanced Labor Deployment

- Our business has reached greater scale and evolved with more kiosks, digital sales, additional formats, and operational changes. We are developing new labor modules and refining our standards in staffing and training to further optimize throughput in our Shacks. We completed our initial test of these new labor modules in the fourth quarter of 2023. Based on initial success of the test, we expect to expand the test to additional Shacks in early 2024.
- We are evaluating manager roles and schedules at our Shacks to ensure we always have the right team in the right place at the right time to maximize sales, all while ensuring a great guest experience.

Supply Chain Optimization

- Our Supply Chain team has identified many opportunities across our Food & paper costs as we increase the number of suppliers, optimize freight, and realize further efficiencies from our growing scale.

Partnership with Consultants

- We are partnering with third-party consultants to identify further opportunities and help implement these cost saving initiatives.
- Strategic initiatives that we identified with the consultants fall into three major buckets: Total Cost to Serve, Operating Model, and Design & Build Cost.
- The consultant partnership also extends to current and future pricing strategy.

1. We have reclassified certain marketing expenses from Other operating expenses to G&A expenses for the thirteen weeks and fifty-two weeks ended December 27, 2023. The prior periods have been updated to conform with the current year presentation. The reclassification does not have a material impact on our results.

13

FINANCIAL OUTLOOK

Fiscal first quarter and fiscal year 2024 guidance is derived from preliminary, unaudited results, based on information currently available to the Company, including an assumption of a degree of pressure on the consumer spending landscape and ongoing inflationary headwinds and does not reflect any additional unknown development delays. While the Company believes these estimates are meaningful, they could differ from the actual results that the Company ultimately reports in its Quarterly Report on Form 10-Q for fiscal quarter ending March 27, 2024 and its Annual Report on Form 10-K for the fiscal year ending December 25, 2024.

Q1 2024 Guidance

Domestic Company-operated openings	Approximately 4
Licensed openings	Approximately 2
Total revenue	$288.4m - $292.8m
Licensing revenue	$9.4m - $9.8m
Same-Shack sales versus 2023	+ LSD%
Shack-level operating profit margin	19.0% - 19.5%

FY 2024 Guidance

Domestic Company-operated openings	Approximately 40
Licensed openings	Approximately 40
Total revenue	~$1.21 - $1.25b
Licensing revenue	$45m - $47m
Same-Shack sales versus 2023	+ LSD%
Shack-level operating profit margin	20.0% - 21.0%
General and administrative expenses	$139m - $142m[1]
Equity-based compensation	Approximately $18m
Depreciation and amortization expense	$100m - $105m
Pre-opening costs	Approximately $17m
Adjusted EBITDA[2]	$160m - $170m
Adjusted Pro Forma Tax Rate	20% - 25%

1. G&A includes approximately $17m of the approximately $18m total Equity-based compensation.
2. Adjusted EBITDA is a non-GAAP measure. A reconciliation to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. The Company is not able to reconcile the guided non-GAAP estimates to the most directly comparable GAAP financial measure without unreasonable effort because it is unable to predict, forecast or determine the probable significance of various reconciling items with a reasonable degree of accuracy. Accordingly, the most directly comparable guided GAAP estimates are not provided. The Company revised its definition of Adjusted EBITDA to exclude deferred lease costs and executive transition costs as adjustments to the measure. Previously reported periods have been revised to conform to the current period presentation.

These forward-looking projections are subject to known and unknown risks, uncertainties, and other important factors that may cause actual results to be materially different from these projections. Factors that may cause such differences include those discussed in the Company's Form 10-K for the fiscal year ended December 27, 2023, and our Cautionary Note On Forward-Looking Statements herein.

These forward-looking projections should be reviewed in conjunction with the consolidated financial statements and the section titled "Cautionary Note Regarding Forward-Looking Statements", within the Company's Form 10-K, which form the basis of our assumptions used to prepare these forward-looking projections. You should not attribute undue certainty to these projections, and we undertake no obligation to revise or update any forward-looking information, except as required by law.

14

GUEST QUOTES



"shake shack, I had one of your spicy burgers, it tasted like heaven"

"babes how much longer is the hot chicken sandwich gonna be on the menu i'm trying to meal plan"

"the Spicy ShackMeister adds something different - such a fantastic balance of flavors - it's like nothing else."

Hot Menu LTO

"That Sugar Cookie shake was out of this world"

"They are sooooo delish!
Especially Viva's Cinnamon Roll!!!
💜🤍💜🤍💜"

"it's insane how the trolls shakes have the same energy as the main characters they're based on, even down to taste. Good job on that"



Trolls
Trolls
Trolls

Trolls Shakes LTO



SHAKE SHACK
THEY DANCE LIKE A CHICKEN,
YOU GET A FREE CHICKEN SHACK*
DOWNLOAD OUR APP

Chicken Dance Promo

For 8 days in November 2023, we offered our guests the opportunity to enjoy a free Chicken Shack sandwich when a Sunday Football player celebrated a touchdown with a Chicken Dance. We saw over 50K redemptions and over 2B media impressions nationwide from this promotion.

"got my free one last night 👏🔥🐓"

"I forgot shake shack doing free chicken sandwiches.. time to go"

"I've never had shake shack but if this happens I will go the 25 min to feast on some chicken."

15

Financial Details & Definitions Queretaro Drive--thru, Mexico

C A U T I O N A RY N O T E O N F O R WA R D - L O O K I N G S TAT E M E N T S 17 This presentation contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"), which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included in this presentation are forward-looking statements, including, but not limited to, the Company's strategic initiatives, expected financial results and operating performance for fiscal 2024, expected development targets, including expected Shack construction and openings, expected same-Shack sales growth, average weekly sales and trends in the Company’s operations, the expansion of the Company’s delivery services, the Company's kiosk, digital, drive-thru and multiple format investments and strategies, 2024 guidance, and statements relating to the impact of COVID-19. Forward-looking statements discuss the Company’s current expectations and projections relating to its financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "intend," "outlook," "potential," "preliminary," "project," "projection," "plan," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions. All forward- looking statements are expressly qualified in their entirety by these cautionary statements. Some of the factors which could cause results to differ materially from the Company’s expectations include the continuing impact of the COVID-19 pandemic, including the potential impact of any COVID-19 variants, the Company's ability to develop and open new Shacks on a timely basis, increased costs or shortages or interruptions in the supply and delivery of the Company's products, increased labor costs or shortages, inflationary pressures, the Company's management of its digital capabilities and expansion into new channels including drive-thru and multiple format investments, the Company's ability to maintain and grow sales at its existing Shacks, risks relating to the restaurant industry generally, and the impact of any material weakness in the Company's internal controls over financial reporting identified in connection with the restatement described in the Company's Current Report on Form 8-K filed with the SEC on February 15, 2024 or otherwise. You should evaluate all forward-looking statements made in this presentation in the context of the risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2022 as filed with the Securities and Exchange Commission ("SEC"). All of the Company's SEC filings are available online at www.sec.gov, www.shakeshack.com or upon request from Shake Shack Inc. The forward-looking statements included in this presentation are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

D E F I N I T I O N S 18 The following definitions, and definitions on the subsequent pages, apply to terms as used in this shareholder letter: "Shack sales" is defined as the aggregate sales of food, beverages, gift card breakage income, and Shake Shack branded merchandise at domestic Company-operated Shacks and excludes sales from licensed Shacks. “System-wide sales” is an operating measure and consists of sales from the Company's domestic Company-operated Shacks, domestic licensed Shacks and international licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from domestic and international licensed Shacks, as well as certain up-front fees, such as territory fees and opening fees. "Same-Shack sales" or “SSS” represents Shack sales for the comparable Shack base, which is defined as the number of domestic Company-operated Shacks open for 24 full fiscal months or longer. For consecutive days that Shacks were temporarily closed, the comparative period was also adjusted. "Average weekly sales" or “AWS” is calculated by dividing total Shack sales by the number of operating weeks for all Shacks in operation during the period. For Shacks that are not open for the entire period, fractional adjustments are made to the number of operating weeks open such that it corresponds to the period of associated sales. “Adjusted pro forma net income," a non-GAAP measure, represents Net income (loss) attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring and other items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations. “EBITDA,” a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit), and Depreciation and amortization expense. “Adjusted EBITDA,” a non-GAAP measure, is defined as EBITDA (as defined above), excluding equity-based compensation expense, Impairment and loss on disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. “Adjusted EBITDA margin,” a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense, which also excludes equity-based compensation expense, Impairment and loss on disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations, as a percentage of Total revenue. “Shack-level operating profit,” a non-GAAP measure, also referred to as restaurant profit, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses, and Occupancy and related expenses. "Shack-level operating profit margin," a non-GAAP measure, also referred to as restaurant margin, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales.

DEVELOPMENT HIGHLIGHTS

	Fiscal Year Ended	
	December 27, 2023	December 28, 2022
Shacks in the comparable base	209	179
Shack counts (at end of period):		
System-wide total	518	436
Domestic Company-operated	295	254
Licensed total	223	182
Domestic Licensed	39	33
International Licensed	184	149

Development Highlights

During the fourth quarter of 2023, we opened 15 new domestic Company-operated Shacks and nine new licensed Shacks. Below are Shacks opened during the fourth quarter of 2023.

Location	Type	**Opening Date**
Puebla, Mexico — Angelópolis	International Licensed	9/28/2023
Round Rock, TX — Round Rock	Domestic Company-operated	10/2/2023
Seattle, WA — Westfield Southcenter	Domestic Company-operated	10/2/2023
Tigard, OR — Bridgeport Village	Domestic Company-operated	10/15/2023
Guadalajara, Mexico — Guadalajara Airport	International Licensed	10/19/2023
Hainan, China — Haikou	International Licensed	10/24/2023
Seoul, South Korea — Mokdong	International Licensed	10/25/2023
Salem, NH — Tuscan Village	Domestic Company-operated	10/29/2023
Raleigh, NC — Village District	Domestic Company-operated	11/8/2023
Colorado Springs, CO — Interquest	Domestic Company-operated	11/8/2023
Tianjin, China — Joy City	International Licensed	11/9/2023
Grand Prairie, TX — Grand Prairie	Domestic Company-operated	11/15/2023
Querétaro, Mexico — Querétaro Drive Thru	International Licensed	11/29/2023
Bangkok, Thailand — EmSphere	International Licensed	12/2/2023
Cedar Park, TX — Cedar Park	Domestic Company-operated	12/4/2023
Liberty Township, OH — Liberty Center	Domestic Company-operated	12/6/2023
Sentosa, Singapore — Sentosa	International Licensed	12/9/2023
North Las Vegas, NV — Craig Road	Domestic Company-operated	12/13/2023
Ogden, UT — Riverdale Road	Domestic Company-operated	12/13/2023
Oxford, United Kingdom — Cornmarket Street	International Licensed	12/18/2023
Saint Louis, MO — Des Peres	Domestic Company-operated	12/20/2023
Webster, TX — Baybrook	Domestic Company-operated	12/20/2023
Nashville, TX — Nashville Tanger Outlets	Domestic Company-operated	12/26/2023
Studio City, CA — Studio City	Domestic Company-operated	12/27/2023

19

BALANCE SHEETS
(UNAUDITED)

(in thousands, except share and per share amounts)		December 27, 2023		December 28, 2022**
ASSETS				
Current assets:				
Cash and cash equivalents	$	224,653	$	230,521
Marketable securities		68,561		80,707
Accounts receivable, net		16,847		13,877
Inventories		5,404		4,184
Prepaid expenses and other current assets		18,967		14,699
Total current assets		334,432		343,988
Property and equipment, net of accumulated depreciation of $376,760 and $290,362 respectively		530,995		467,031
Operating lease assets		398,595		367,488
Deferred income taxes, net		325,840		317,719
Other assets		15,926		15,817
TOTAL ASSETS	$	1,605,788	$	1,512,043
LIABILITIES AND STOCKHOLDERS' EQUITY				
Current liabilities:				
Accounts payable	$	22,273	$	20,407
Accrued expenses		54,737		47,945
Accrued wages and related liabilities		20,945		17,576
Operating lease liabilities, current		49,004		42,238
Other current liabilities		17,103		19,552
Total current liabilities		164,062		147,718
Long-term debt		245,636		244,589
Long-term operating lease liabilities		464,832		427,227
Liabilities under tax receivable agreement, net of current portion		235,613		234,893
Other long-term liabilities		26,638		20,687
Total liabilities		1,136,781		1,075,114
Commitments and contingencies				
Stockholders' equity:				
Preferred stock, no par value—10,000,000 shares authorized; none issued and outstanding as of December 27, 2023 and December 28, 2022.		-		-
Class A common stock, $0.001 par value—200,000,000 shares authorized; 39,474,315 and 39,284,998 shares issued and outstanding as of December 27, 2023 and December 28, 2022, respectively.		39		39
Class B common stock, $0.001 par value—35,000,000 shares authorized; 2,834,513 and 2,869,513 shares issued and outstanding as of December 27, 2023 and December 28, 2022, respectively.		3		3
Additional paid-in capital		426,602		415,649
Retained earnings (accumulated deficit)		16,413		(3,394)
Accumulated other comprehensive loss		(3)		-
Total stockholders' equity attributable to Shake Shack, Inc.		443,054		412,297
Non-controlling interests		25,953		24,632
Total equity		469,007		436,929
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$	1,605,788	$	1,512,043

**As previously disclosed, in connection with the preparation of the financial statements for the fiscal year ended December 27, 2023, management identified an error with the accounting for the deferred tax asset associated with the investment in SSE Holdings, LLC. The following adjustments have been made to the financial information for fiscal 2022: a cumulative adjustment to fiscal 2022 opening retained earnings of approximately $14.2 million, a decrease in income tax expense of approximately $3.0 million for the thirteen and fifty-two weeks ended December 28, 2022 and an increase in the fiscal 2022 deferred tax asset balance of approximately $17.2 million.

20

STATEMENTS OF INCOME (LOSS) (UNAUDITED)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended			
(in thousands, except per share amounts)	December 27, 2023		December 28, 2022**		December 27, 2023		December 28, 2022**	
Shack sales	$ 275,775	96.3%	$ 229,924	96.4%	$1,046,819	96.3%	$ 869,270	96.5%
Licensing revenue	10,468	3.7%	8,605	3.6%	40,714	3.7%	31,216	3.5%
TOTAL REVENUE	286,243	100.0%	238,529	100.0%	1,087,533	100.0%	900,486	100.0%
Shack-level operating expenses(1):								
Food and paper costs	80,289	29.1%	67,939	29.5%	305,041	29.1%	261,584	30.1%
Labor and related expenses	78,599	28.5%	66,404	28.9%	304,254	29.1%	257,358	29.6%
Other operating expenses(2)	41,097	14.9%	33,648	14.6%	149,449	14.3%	129,650	14.9%
Occupancy and related expenses	21,162	7.7%	18,238	7.9%	79,846	7.6%	68,508	7.9%
General and administrative expenses(2)	35,816	12.5%	32,205	13.5%	129,542	11.9%	120,009	13.3%
Depreciation and amortization expense	24,538	8.6%	19,207	8.1%	91,242	8.4%	72,796	8.1%
Pre-opening costs	5,128	1.8%	6,474	2.7%	19,231	1.8%	15,050	1.7%
Impairment and loss on disposal of assets	909	0.3%	728	0.3%	3,007	0.3%	2,425	0.3%
TOTAL EXPENSES	287,538	100.5%	244,843	102.6%	1,081,612	99.5%	927,380	103.0%
INCOME (LOSS) FROM OPERATIONS	(1,295)	(0.5)%	(6,314)	(2.6)%	5,921	0.5%	(26,894)	(3.0)%
Other income, net	3,271	1.1%	2,396	1.0%	12,776	1.2%	4,127	0.5%
Interest expense	(476)	(0.2)%	(373)	(0.2)%	(1,717)	(0.2)%	(1,518)	(0.2)%
INCOME (LOSS) BEFORE INCOME TAXES	1,500	0.5%	(4,291)	(1.8)%	16,980	1.6%	(24,285)	(2.7)%
Income tax expense (benefit)	(5,296)	(1.9)%	3,825	1.6%	(3,553)	(0.3)%	(1,273)	(0.1)%
NET INCOME (LOSS)	6,796	2.4%	(8,116)	(3.4)%	20,533	1.9%	(23,012)	(2.6)%
Less: Net income (loss) attributable to non-controlling interests	30	— %	(354)	(0.1)%	726	0.1%	(1,876)	(0.2)%
NET INCOME (LOSS) ATTRIBUTABLE TO SHAKE SHACK INC.	$ 6,766	2.4%	$ (7,762)	(3.3)%	$ 19,807	1.8%	$ (21,136)	(2.3)%
Earnings (loss) per share of Class A common stock:								
Basic	$ 0.17		$ (0.20)		$ 0.50		$ (0.54)	
Diluted	$ 0.15		$ (0.20)		$ 0.47		$ (0.54)	
Weighted-average shares of Class A common stock outstanding:								
Basic	39,470		39,283		39,419		39,237	
Diluted	43,944		39,283		43,899		39,237	

(1) As a percentage of Shack sales.

(2) The Company has elected to reclassify certain marketing expenses from Other operating expenses to General and administrative expenses for the thirteen and fifty-two weeks ended December 27, 2023. The prior periods have been updated to conform with the current year presentation. The reclassification does not have a material impact on our results.

**As previously disclosed, in connection with the preparation of the financial statements for the fiscal year ended December 27, 2023, management identified an error with the accounting for the deferred tax asset associated with the investment in SSE Holdings, LLC. The following adjustments have been made to the financial information for fiscal 2022: a cumulative adjustment to fiscal 2022 opening retained earnings of approximately $14.2 million, a decrease in income tax expense of approximately $3.0 million for the thirteen and fifty-two weeks ended December 28, 2022 and an increase in the fiscal 2022 deferred tax asset balance of approximately $17.2 million.

21

CASH FLOW STATEMENTS
(UNAUDITED)

(in thousands)	Fifty-Two Weeks Ended December 27, 2023	Fifty-Two Weeks Ended December 28, 2022**
OPERATING ACTIVITIES		
Net income (loss) (including amounts attributable to non-controlling interests)	$ 20,533	$ (23,012)
Adjustments to reconcile net income (loss) to net cash provided by operating activities		
Depreciation and amortization expense	91,242	72,796
Amortization of debt issuance costs	1,047	1,047
Amortization of cloud computing asset	1,798	1,500
Non-cash operating lease cost	67,781	58,801
Equity-based compensation	14,888	13,326
Deferred income taxes	(8,613)	(6,312)
Non-cash interest expense	116	218
Gain on sale of equity securities	(81)	—
Net amortization of discount on held-to-maturity securities	(1,620)	—
Impairment and loss on disposal of assets	3,007	2,425
Unrealized loss on equity securities	—	158
Changes in operating assets and liabilities:		
Accounts receivable	(2,970)	9,139
Inventories	(1,220)	(334)
Prepaid expenses and other current assets	(2,253)	(2,473)
Other assets	(6,307)	(8,065)
Accounts payable	687	3,541
Accrued expenses	9,508	4,707
Accrued wages and related liabilities	3,328	2,859
Other current liabilities	(2,809)	8,541
Operating lease liabilities	(58,214)	(61,364)
Other long-term liabilities	2,291	(756)
NET CASH PROVIDED BY OPERATING ACTIVITIES	132,139	76,742
INVESTING ACTIVITIES		
Purchases of property and equipment	(146,167)	(142,559)
Purchases of held-to-maturity securities	(94,019)	—
Maturities of held-to-maturity securities	27,078	—
Purchases of equity securities	(690)	(865)
Sales of equity securities	81,478	—
NET CASH USED IN INVESTING ACTIVITIES	(132,320)	(143,424)
FINANCING ACTIVITIES		
Payments on principal of finance leases	(3,272)	(2,974)
Distributions paid to non-controlling interest holders	(162)	(410)
Net proceeds from stock option exercises	744	424
Employee withholding taxes related to net settled equity awards	(2,994)	(2,242)
NET CASH USED IN FINANCING ACTIVITIES	(5,684)	(5,202)
Effect of exchange rate changes on cash and cash equivalents	(3)	(1)
DECREASE IN CASH AND CASH EQUIVALENTS	(5,868)	(71,885)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	230,521	302,406
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 224,653	$ 230,521

**As previously disclosed, in connection with the preparation of the financial statements for the fiscal year ended December 27, 2023, management identified an error with the accounting for the deferred tax asset associated with the investment in SSE Holdings, LLC. The following adjustments have been made to the financial information for fiscal 2022: a cumulative adjustment to fiscal 2022 opening retained earnings of approximately $14.2 million, a decrease in income tax expense of approximately $3.0 million for the thirteen and fifty-two weeks ended December 28, 2022 and an increase in the fiscal 2022 deferred tax asset balance of approximately $17.2 million.

22

S H A C K - L E V E L O P E R AT I N G P R O F I T D E F I N I T I O N S 23 Shack-Level Operating Profit Shack-level operating profit, a non-GAAP measure, also referred to as restaurant profit, is defined as Shack sales less Shack-level operating expenses, which include Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses. Shack-level Operating Profit Margin Shack-level operating profit margin, a non-GAAP measure, also referred to as restaurant margin, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses, and Occupancy and related expenses as a percentage of Shack sales. How This Measure Is Useful When used in conjunction with GAAP financial measures, Shack-level operating profit and Shack-level operating profit margin are supplemental measures of operating performance that the Company believes are useful measures to evaluate the performance and profitability of its Shacks. Additionally, Shack-level operating profit and Shack-level operating profit margin are key metrics used internally by management to develop internal budgets and forecasts, as well as assess the performance of its Shacks relative to budget and against prior periods. It is also used to evaluate employee compensation as it serves as a metric in certain performance-based employee bonus arrangements. The Company believes presentation of Shack-level operating profit and Shack- level operating profit margin provides investors with a supplemental view of its operating performance that can provide meaningful insights to the underlying operating performance of the Shacks, as these measures depict the operating results that are directly impacted by the Shacks and exclude items that may not be indicative of, or are unrelated to, the ongoing operations of the Shacks. It may also assist investors to evaluate the Company's performance relative to peers of various sizes and maturities and provides greater transparency with respect to how management evaluates the business, as well as the financial and operational decision- making. Limitations of the Usefulness of this Measure Shack-level operating profit and Shack-level operating profit margin may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of Shack-level operating profit and Shack-level operating profit margin is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Shack-level operating profit excludes certain costs, such as General and administrative expenses and Pre-opening costs, which are considered normal, recurring cash operating expenses and are essential to support the operation and development of the Company's Shacks. Therefore, this measure may not provide a complete understanding of the Company's operating results as a whole and Shack-level operating profit and Shack-level operating profit margin should be reviewed in conjunction with the Company’s GAAP financial results. A reconciliation of Shack-level operating profit to operating income (loss), the most directly comparable GAAP financial measure, is set forth on next slide.

SHACK-LEVEL OPERATING PROFIT

(dollar amounts in thousands)	Thirteen Weeks Ended December 27, 2023	Thirteen Weeks Ended December 28, 2022	Fifty-Two Weeks Ended December 27, 2023	Fifty-Two Weeks Ended December 28, 2022
Income (loss) from operations	$ (1,295)	$ (6,314)	$ 5,921	$ (26,894)
Less:				
Licensing revenue	10,468	8,605	40,714	31,216
Add:				
General and administrative expenses[1]	35,816	32,205	129,542	120,009
Depreciation and amortization expense	24,538	19,207	91,242	72,796
Pre-opening costs	5,128	6,474	19,231	15,050
Impairment and loss on disposal of assets[2]	909	728	3,007	2,425
Shack-level operating profit	$ 54,628	$ 43,695	$ 208,229	$ 152,170
Total revenue	$ 286,243	$ 238,529	$ 1,087,533	$ 900,486
Less: Licensing revenue	10,468	8,605	40,714	31,216
Shack sales	$ 275,775	$ 229,924	$ 1,046,819	$ 869,270
Shack-level operating profit margin[3,4]	19.8%	19.0%	19.9%	17.5%

(1) Certain marketing expenses have been reclassified from Other operating expenses to General and administrative expenses in the prior year to conform with the current year presentation. The reclassification does not have a material impact on our results.

(2) For the thirteen and fifty-two weeks ended December 28, 2022, this amount includes a non-cash impairment charge of $0.1 million related to one Shack.

(3) For the fifty-two weeks ended December 28, 2022, Shack-level operating profit margin includes a $1.3 million cumulative catch-up adjustment for gift card breakage income, recognized in Shack sales.

(4) As a percentage of Shack sales.

24

EBITDA and Adjusted EBITDA EBITDA, a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense. Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA (as defined above) excluding equity-based compensation expense, Impairment and loss on the disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. In the first quarter of 2023, the Company revised its definition of Adjusted EBITDA to exclude deferred lease costs and executive transition costs as adjustments to the measure. The Company believes excluding both of these items improves the usefulness of Adjusted EBITDA as these items are characteristic of the Company’s ongoing operations and such presentation is consistent with other companies in the restaurant industry. Previously reported periods have been revised to conform to the current period presentation. How These Measures Are Useful When used in conjunction with GAAP financial measures, EBITDA and adjusted EBITDA are supplemental measures of operating performance that the Company believes are useful measures to facilitate comparisons to historical performance and competitors' operating results. Adjusted EBITDA is a key metric used internally by management to develop internal budgets and forecasts and also serves as a metric in its performance-based equity incentive programs and certain bonus arrangements. The Company believes presentation of EBITDA and adjusted EBITDA provides investors with a supplemental view of the Company's operating performance that facilitates analysis and comparisons of its ongoing business operations because they exclude items that may not be indicative of the Company's ongoing operating performance. Limitations of the Usefulness of These Measures EBITDA and adjusted EBITDA may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of EBITDA and adjusted EBITDA is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA and adjusted EBITDA exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. A reconciliation of EBITDA and adjusted EBITDA to Net income (loss), the most directly comparable GAAP measure, is set forth on next slide. A DJ U S T E D E B I T D A D E F I N I T I O N S 25

ADJUSTED EBITDA

(dollar amounts in thousands)	Thirteen Weeks Ended December 27, 2023	Thirteen Weeks Ended December 28, 2022**	Fifty-Two Weeks Ended December 27, 2023	Fifty-Two Weeks Ended December 28, 2022**
Net income (loss)	$ 6,796	$ (8,116)	$ 20,533	$ (23,012)
Depreciation and amortization expense	24,538	19,207	91,242	72,796
Interest expense, net	(562)	373	(726)	1,518
Income tax expense (benefit)	(5,296)	3,825	(3,553)	(1,273)
EBITDA	25,476	15,289	107,496	50,029
Equity-based compensation	3,668	3,171	15,093	13,326
Amortization of cloud-based software implementation costs	478	420	1,798	1,500
Impairment and loss on disposal of assets[(1)]	909	728	3,007	2,425
Legal settlements[(2)]	(385)	(40)	619	6,710
Severance	-	-	211	-
CEO transition costs	206	-	206	-
Gift card breakage cumulative catch-up adjustment	-	-	-	(1,281)
Other[(3)]	1,065	-	3,386	-
Adjusted EBITDA	$ 31,417	$ 19,568	$ 131,816	$ 72,709
Adjusted EBITDA margin[(4)]	11.0%	8.2%	12.1%	8.1%

(1) For the thirteen and fifty-two weeks ended December 28, 2022, this amount includes a non-cash impairment charge of $0.1 million related to one Shack.

(2) Expenses incurred to establish accruals related to the settlements of legal matters.

(3) Related to professional fees for a non-recurring matter.

(4) Calculated as a percentage of Total revenue, which was $286.2 million and $1,087.5 million for the thirteen and fifty-two weeks ended December 27, 2023, respectively, and $238.5 million and $900.5 million for the thirteen and fifty-two weeks ended December 28, 2022, respectively.

**As previously disclosed, in connection with the preparation of the financial statements for the fiscal year ended December 27, 2023, management identified an error with the accounting for the deferred tax asset associated with the investment in SSE Holdings, LLC. The following adjustments have been made to the financial information for fiscal 2022: a cumulative adjustment to fiscal 2022 opening retained earnings of approximately $14.2 million, a decrease in income tax expense of approximately $3.0 million for the thirteen and fifty-two weeks ended December 28, 2022 and an increase in the fiscal 2022 deferred tax asset balance of approximately $17.2 million.

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Adjusted Pro Forma Net Income (Loss) and Adjusted Pro Forma Earnings (Loss) Per Fully Exchanged and Diluted Share Adjusted pro forma net loss represents Net loss attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly related to its core operations and may not be indicative of recurring business operations. Adjusted pro forma loss per fully exchanged and diluted share is calculated by dividing adjusted pro forma net loss by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC Interests, after giving effect to the dilutive effect of outstanding equity-based awards. In the first quarter of 2023, the Company revised its definition of Adjusted Pro Forma Net Income to exclude executive transition costs as an adjustment to the measure. Previously reported periods have been revised to conform to the current period presentation. See "EBITDA and Adjusted EBITDA" above for additional information. How These Measures Are Useful When used in conjunction with GAAP financial measures, adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in Net income (loss) attributable to Shake Shack Inc. driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of These Measures Adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share should not be considered alternatives to Net income (loss) and earnings (loss) per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the Net income (loss) attributable to Shake Shack Inc. Adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share should be evaluated in conjunction with GAAP financial results. A DJ U S T E D P R O F O R M A N E T I N C O M E ( L O S S ) A N D I N C O M E ( L O S S ) P E R S H A R E D E F I N I T I O N S 27

ADJUSTED PRO FORMA NET INCOME (LOSS) AND INCOME (LOSS) PER SHARE

(in thousands, except per share amounts)	Thirteen Weeks Ended December 27, 2023	Thirteen Weeks Ended December 28, 2022**	Fifty-Two Weeks Ended December 27, 2023	Fifty-Two Weeks Ended December 28, 2022**
Numerator:				
Net income (loss) attributable to Shake Shack Inc.	$ 6,766	$ (7,762)	$ 19,807	$ (21,136)
Adjustments:				
Reallocation of Net income (loss) attributable to non-controlling interests from the assumed exchange of LLC Interests(1)	30	(354)	726	(1,876)
Legal settlements	(385)	(40)	619	6,710
Gift card breakage cumulative catch-up adjustment	-	-	-	(1,281)
Asset impairment charge(2)	-	99	-	99
Severance	-	-	211	-
CEO transition costs	206	-	206	-
Other(3)	1,065	-	3,386	-
Tax impact of above adjustments(4)	(6,651)	5,465	(8,797)	4,543
Adjusted pro forma net income (loss)	$ 1,031	$ (2,592)	$ 16,158	$ (12,941)
Denominator:				
Weighted-average shares of Class A common stock outstanding—diluted	43,944	39,283	43,899	39,237
Adjustments:				
Assumed exchange of LLC Interests for shares of Class A common stock(1)	-	2,870	-	2,892
Adjusted pro forma fully exchanged weighted-average shares of Class A common stock outstanding—diluted	43,944	42,153	43,899	42,129
Adjusted pro forma earnings (loss) per fully exchanged share—diluted	$ 0.02	$ (0.06)	$ 0.37	$ (0.31)

	Thirteen Weeks Ended December 27, 2023	Thirteen Weeks Ended December 28, 2022**	Fifty-Two Weeks Ended December 27, 2023	Fifty-Two Weeks Ended December 28, 2022**
Earnings (loss) per share of Class A common stock—diluted	$ 0.15	$ (0.20)	$ 0.47	$ (0.54)
Assumed exchange of LLC Interests for shares of Class A common stock(1)	-	0.01	-	(0.01)
Non-GAAP adjustments(5)	(0.13)	0.13	(0.10)	0.24
Adjusted pro forma earnings (loss) per fully exchanged share—diluted	$ 0.02	$ (0.06)	$ 0.37	$ (0.31)

(1) Assumes the exchange of all outstanding LLC Interests for shares of Class A common stock, resulting in the elimination of the non-controlling interest and recognition of the net income (loss) attributable to non-controlling interests. For the thirteen and fifty-two weeks ended December 27, 2023, this exchange is include in weighted-average shares of Class A common stock outstanding-diluted and therefore no additional share and per share adjustments are required.

(2) For the thirteen and fifty-two weeks ended December 28, 2022, this amount includes a non-cash impairment charge of $0.1 million related to one Shack.

(3) Related to professional fees for a non-recurring matter.

(4) Represents the tax effect of the aforementioned adjustments and pro forma adjustments to reflect corporate income taxes at assumed effective tax rates of 56.8% and 24.5% for the thirteen and fifty-two weeks ended December 27, 2023, respectively, and 38.8% and 31.0% for the thirteen and fifty-two weeks ended December 28, 2022, respectively. Amounts include provisions for U.S. federal income taxes, certain LLC entity-level taxes and foreign withholding taxes, assuming the highest statutory rates apportioned to each applicable state, local and foreign jurisdiction.

(5) Represents the per share impact of non-GAAP adjustments for each period. Refer to the reconciliation of Adjusted pro forma net income (loss) above, for additional information.

**As previously disclosed, in connection with the preparation of the financial statements for the fiscal year ended December 27, 2023, management identified an error with the accounting for the deferred tax asset associated with the investment in SSE Holdings, LLC. The following adjustments have been made to the financial information for fiscal 2022: a cumulative adjustment to fiscal 2022 opening retained earnings of approximately $14.2 million, a decrease in income tax expense of approximately $3.0 million for the thirteen and fifty-two weeks ended December 28, 2022 and an increase in the fiscal 2022 deferred tax asset balance of approximately $17.2 million.

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Adjusted Pro Forma Effective Tax Rate Adjusted pro forma effective tax rate represents the effective tax rate assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly related to its core operations and may not be indicative of its recurring business operations. How This Measure Is Useful When used in conjunction with GAAP financial measures, adjusted pro forma effective tax rate is a supplemental measure of operating performance that the Company believes is useful to evaluate its performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes this measure facilitates comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in effective tax rate driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of this Measure Adjusted pro forma effective tax rate may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma effective tax rate should not be considered an alternative to effective tax rate, as determined under GAAP. While this measure is useful in evaluating the Company's performance, it does not account for the effective tax rate attributable to the non-controlling interest holders and therefore does not provide a complete understanding of effective tax rate. Adjusted pro forma effective tax rate should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma effective tax rate, the most directly comparable GAAP measure, is set forth on next slide. A DJ U S T E D P R O F O R M A E F F E C T I V E TA X R AT E D E F I N I T I O N S 29

2023 ADJUSTED PRO FORMA EFFECTIVE TAX RATE

(dollar amounts in thousands)	Thirteen Weeks Ended December 27, 2023			Fifty-Two Weeks Ended December 27, 2023		
	Income Tax Expense (Benefit)	Income (Loss) Before Income Taxes	Effective Tax Rate	Income Tax Expense (Benefit)	Income Before Income Taxes	Effective Tax Rate
As reported	$ (5,296)	$ 1,500	(353.1)%	$ (3,553)	$ 16,980	(20.9)%
Non-GAAP adjustments (before tax):						
Legal settlement	-	(385)		-	619	
Executive separation agreement	-	206		-	417	
Professional Fees for a non-recurring matter	-	1,065		-	3,386	
Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests	6,651	-		8,797	-	
Adjusted pro forma	$ 1,355	$ 2,386	56.8%	$ 5,244	$ 21,402	24.5%
Less:						
Net tax impact from stock-based compensation	(42)	-		(1,272)	-	
Adjusted pro forma (excluding windfall tax benefits)	$ 1,313	$ 2,386	55.0%	$ 3,972	$ 21,402	18.6%

2022 ADJUSTED PRO FORMA EFFECTIVE TAX RATE

(dollar amounts in thousands)	Thirteen Weeks Ended December 28, 2022**			Fifty-Two Weeks Ended December 28, 2022**		
	Income Tax Expense (Benefit)	Income (Loss) Before Income Taxes	Effective Tax Rate	Income Tax Expense (Benefit)	Income Before Income Taxes	Effective Tax Rate
As reported	$ 3,825	$ (4,291)	(89.1)%	$ (1,273)	$ (24,285)	5.2%
Non-GAAP adjustments (before tax):						
Legal settlement	-	(40)		-	6,710	
Gift Card Adjustment	-	-		-	(1,281)	
Non-cash rent expense related to the closure of the Penn Station Shack	-	99		-	99	
Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests	(5,465)	-		(4,543)	-	
Adjusted pro forma	$ (1,640)	$ (4,232)	38.8%	$ (5,816)	$ (18,757)	31.0%
Less:						
Windfall tax benefits from stock-based compensation	22	-		(431)	-	
Adjusted pro forma (excluding windfall tax benefits)	$ (1,618)	$ (4,232)	38.2%	$ (6,247)	$ (18,757)	33.3%

**As previously disclosed, in connection with the preparation of the financial statements for the fiscal year ended December 27, 2023, management identified an error with the accounting for the deferred tax asset associated with the investment in SSE Holdings, LLC. The following adjustments have been made to the financial information for fiscal 2022: a cumulative adjustment to fiscal 2022 opening retained earnings of approximately $14.2 million, a decrease in income tax expense of approximately $3.0 million for the thirteen and fifty-two weeks ended December 28, 2022 and an increase in the fiscal 2022 deferred tax asset balance of approximately $17.2 million.

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INVESTOR CONTACT Melissa Calandruccio, ICR Michelle Michalski, ICR (844) Shack-04 (844-742-2504) investor@shakeshack.com MEDIA CONTACT Meg Davis, Shake Shack mcastranova@shakeshack.com CONTACT INFORMATION